Table of Contents

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Subject to Completion

DEMAND BRANDS, INC.

(Exact name of issuer as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

707 W. Corsicana, Athens, TX 75751                903-264-7892

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

1382	82-3167546
(Primary standard Industrial	(I.R.S. Employer Identification Number)
Classification Code Number)

Maximum offering of 2,000,000,000 shares

This is a public offering of shares of common stock of Demand Brands, Inc.

The offering will be at $0.001 per share. The end date of the offering will be exactly 365 days from the date the Form 1-A is deemed effective by the Securities and Exchange Commission (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pink market under the symbol “DMAN” and the closing price of our common stock on September 11, 2019 was $0.0042. Our common stock currently trades on a limited basis.

We are offering our shares without the use of a placement agent. Upon achievement of the minimum offering amount, we will be entitled to release the funds held in escrow and the proceeds will be disbursed to us and the purchased shares will be disbursed to the investors. If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is declared effective by the Securities and Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated March 11, 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

Summary

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to GeoEnhanced Technologies, Inc.

Demand Brands, Inc. is a Washington company established March 8, 2005 and, through its wholly-owned subsidiary, GeoEnhanced Technologies, Inc. (“Geo”), is engaged in the business of acquiring, leasing, exploring and developing oil and natural gas properties. The Company has also developed a 4-D seismic technology which is used for identifying the various layers of strata up to 40,000 feet below the ground surface. This technology can be used to identify the size, nature, porosity, and movement of both natural and manmade subsurface formations. Prior to August 31, 2019, the Company operated as hemp-based consumer products business from August 1, 2018 through August 31, 2019, at which time such operations were sold to prior management in exchange for 10,000,200 shares of preferred stock of various classes which were returned to the Company and cancelled.

On August 31, 2019, Demand Brands, Inc. acquired GEOEnhanced Technologies, Inc. a South Dakota company headquartered in Athens, Texas, in a share exchange. GEOEnhanced became the controlling entity and elected to become the surviving company for accounting and reporting purposes. GEOEnhanced is engaged in both oil and gas exploration as well as using a proprietary electro-seismic technology to facilitate subsurface mapping to depths of 40,000 vertical feet. The company is positioned as service provider to the energy and mineral exploration industries where it charges fees plus revenue overrides for employing its technology to create seismic mapping. In addition, GEO is actively acquiring oil and gas production leases which it intends to map using its technology, drill exploratory wells to confirm the mapping, then either resell or further develop and produce the properties. For additional information, see the Company's website at www.geoenhanced.com.

The Company is not currently considered a shell. Prior to the acquisition of GeoEnhanced Technologies, Inc., operations have been limited since inception. From the period of the initial filing of Form 15c211 in February 2006 through December 31, 2010, there is no record of any filing with OTC Markets or the Commission. Thus, we are unable to determine whether or not the company was a shell during that period. Due to the prior lack of material operations and the absence of filings, we have taken the position that the Company should be considered to have been a shell at some point over the prior ten years.

There has never been a filing in bankruptcy, or receivership. There is no pending or threatened legal action. There have not been any defaults on any notes, loans, leases or other obligations. The company’s stock has never been delisted by any securities exchange or by the OTC Bulletin Board. Since inception, there have been no forward splits of the company’s stock, stock dividend, recapitalization, or reorganization. On August 31, 2019, the Company acquired 100% of the capital stock of GeoEnchanced Technologies, Inc., with the shareholders of Geo becoming the controlling shareholders of Demand Brands. This transaction resulted in a change in control of the Company as the prior management of Demand Brands resigned and new officers and directors were appointed. Geo has elected to become the successor issuer to Demand Brands company for accounting and reporting purposes.

Person(s) to contact at Company with respect to offering: Craig Fischer (see company contact information above).

1

The Offering

Common Stock we are offering:	Up to a Maximum 2,000,000,000 shares at a price of $0.001 for a sum total of between $2,000,000. We will price the offering after qualification pursuant to Rule 253(b) at .001 per share. While we will consider the prevailing OTC market price as a factor in its determination at the time of pricing, this is not an "at the market" offering and the price determined will be fixed for the duration of the offering.

Common Stock outstanding before this offering:	Prior to this offering there were 431,424,670 shares of common stock issued and outstanding.

Use of Proceeds:	The funds raised per this offering will be utilized in working capital, acquisition of oil and gas leases in the United States, equipment acquisition, and research. See “Use of Proceeds” for more details.

Risk Factors:	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

This offering is being made on a self-underwritten basis without the use of a placement agent. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

Is a commissioned selling agent selling the securities in this offering?	[_] Yes [X] No

If yes, what percent is commission of price to public?	N/A

Is there other compensation to selling agent(s)?	[_] Yes [X] No

Is there a finder’s fee or similar payment to any person?	[_] Yes [X] No

Is there an escrow of proceeds until minimum is obtained?	[_] Yes [X] No

Is this offering limited to members of a special group, such as employees of the Company or individuals?	[_]Yes [X] No

Is transfer of the securities restricted?	[_] Yes [X] No

2

This Company:

[_]	Has never conducted operations.
[_]	Is in the development stage.
[X]	Is currently conducting operations.
[_]	Has shown a profit in the last fiscal year.
[_]	Other (Specify):

(Check at least one, as appropriate)

This offering has been registered for offer and sale in the following states:

State	State File No.	Effective Date
New York	S34-57-95	February 3, 2020

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RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and is suitable only for investors with substantial means who can bear the economic risk of the investment for an indefinite period of time, have no need for liquidity of the investment, and have adequate means of providing for their current needs and contingencies. An investment in the securities should be made only by persons able to bear the risk in the event the investment results in a total loss.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Risk Related to our Company and our Business

Our company is subject to the risks commonly encountered by early-stage companies.

Many investors may treat us as an early-stage company. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We Have Historically Lost Money and Losses May Continue in the Future

We have historically lost money. The loss for the fiscal year December 31, 2018, our first full year of operations, was $304,914 and future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given we will be successful in reaching or maintaining profitable operations.

4

We Will Need to Raise Additional Capital to Finance Operations Which We May be Unable to Obtain

Our operations have thus far relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings and from investment from third parties. Until we reach a point where revenues exceed costs, we will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

There is Substantial Doubt About Our Ability to Continue as a Going Concern Due to Recurring Losses and Working Capital Shortages, Which Means that We May Not Be Able to Continue Operations Unless We Obtain Additional Funding

We have suffered recurring losses from operations that raise substantial doubt about our ability to continue as a going concern. The Company has experienced recurring operating losses and we currently have a working capital deficiency. There is a possibility that our revenues will not be sufficient to meet our operating costs. To date our liabilities have greatly exceeded our current assets. There is a substantial doubt that we can continue as a going concern.

There can be no assurance that we will continue to generate revenues from operations or obtain sufficient capital on acceptable terms, if at all. Failure to obtain such capital or generate such operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our services and products. There can be no assurance that additional private or public finances, including debt or equity financing, will be available as needed or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility.  Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

5

A significant decline in the price of oil and gas could impact our ability to operated profitably which could impact our stock price, liquidity, and ability to continue as a going concern.

Much of our initial business is in the oil and gas industry, where we perform services to help producers select the most advantageous locations to drill. In addition, we are engaged in acquiring oil and gas leases with the intent to utilize our technology to drill wells ourselves. A significant decrease in the price of oil and gas could result in decreased drilling which will directly impact our ability to sell our services. In addition, such decrease in oil and gas pricing would impact our ability to profitably drill and operate oil and gas leases of our own. Prolonged, permanent and material decreases in oil and gas pricing could impact our ability to earn revenues, and could harm our business, results of operations and financial condition.

A change in government legislation affecting oil and gas regulations could impact our ability to operated profitably which could impact our stock price, liquidity, and ability to continue as a going concern.

Much of our initial business is in the oil and gas industry, which is heavily regulated by both federal and local governments. Changes in legislation that impact the ability to drill new wells or operate existing wells could result in decreased drilling which will directly impact our ability to sell our services. In addition, such legislation could impact our ability to profitably drill and operate oil and gas leases of our own. Prolonged, permanent and material decreases in oil and gas production could impact our ability to earn revenues, and could harm our business, results of operations and financial condition.

A competitor with a stronger or more suitable financial position may enter our marketplace.

To our knowledge, there is currently no other company offering a 4-D seismic geologic imaging product in the oil and gas industry. While our product is unique, another company could develop a similar technology regardless of how closely we guard our intellectual property. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

Risks Related to the Securities Markets and Ownership of our Equity Securities

Our Common Stock May Fluctuate Significantly

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

6

There is no Assurance of Continued Public Trading Market and Being a Low-Priced Security may Affect the Market Value of Our Stock

Our common stock is currently quoted on the PINK SHEETS. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. Our stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the SEC, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions that we no longer meet). For example, brokers/dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

-	the bid and offer price quotes in and for the "penny stock," and the number of shares to which the quoted prices apply,
-	the brokerage firm's compensation for the trade, and
-	the compensation received by the brokerage firm's sales person for the trade.

In addition, the brokerage firm must send the investor:

-	a monthly account statement that gives an estimate of the value of each "penny stock" in the investor's account, and
-	a written statement of the investor's financial situation and investment goals.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker/dealer, the broker/dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker/dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of our common stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transaction in our stock more difficult and may reduce the value of the investment. Various state securities laws pose restrictions on transferring "penny stocks" and as a result, investors in our common stock may have the ability to sell their shares of our common stock impaired.

There can be no assurance we will have market makers in our stock. If the number of market makers in our stock should decline, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market.

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC PinkSheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

7

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 5,000,000,000 shares of common stock. We have issued and outstanding, as of the date of this prospectus, 431,424,670 shares of common stock. In addition, we are entitled under our articles of incorporation to issue shares of “blank check” preferred stock, 100,163 of which are presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of Washington State corporate law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”) approved auditor. As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

8

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

9

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

Our preferred shareholders control a voting majority of our issued and outstanding stock, the result being that the holders of our common stock can be outvoted on any matter brought to shareholders for a vote. This limits the influence the common shareholders have in selecting members to the Board of Directors, may result in an action taken that does not meet with the common shareholders desires, and could prevent any takeover or change in control instigated by the common shareholders.

We have 100,000 shares of Series A Preferred stock issued and outstanding which are held by a single entity, Rolling Hills Oil and Gas, Inc. These shares, voting collectively, have the voting equivalent of 80% on all matters requiring shareholder approval. While the Series A Preferred shareholders have a fiduciary responsibility to act in the best interests of all shareholders, their voting control effectively means that they can select the individual members of the Board of Directors and approve all other shareholder actions without input from the common shareholders. This control extends to preventing any change in control, effectuating a recapitalization, reverse or forward split of the common stock. Your rights as a common shareholder may therefore be limited.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

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USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $10,000. Management prepared the milestones based on two levels of offering raise success: the Maximum Offering proceeds raised at $0.001 ($2,000,000), and the Maximum Offering proceeds raised at $0.01 ($20,000,000) through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated use of proceeds such that if we raise the maximum at the minimum offer price, the offering is budgeted to sustain operations for a twelve-month period. This amount is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise the Maximum Offering at $0.01, then we would be able to expand our operations, research and acquisition efforts. Raising the Maximum Offering amount will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our activity accordingly.

Managements estimates the use of proceeds as follows:

Application of Proceeds	Maximum at $0.001	% of total	Maximum at $0.01	% of total
Total Proceeds	$2,000,000		$20,000,000

Offering Costs	10,000	0.5%	10,000	0.05%
Legal and Professional	30,000	1.5%	50,000	0.25%
Lease Acquisition	800,000	40%	5,000,000	25%
Fixed Assets	–	–%	5,000,000	25%
Drilling and Completion	1,000,000	50%	7,000,000	35%
Working Capital	160,000	8%	2,940,000	15%

Total Use of Proceeds	$2,000,000	100%	$20,000,000	100%

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

Under Net Proceeds, Legal and accounting consists of fees not related to this offering. Assuming we raise the Maximum Offering, we believe there will be additional costs associated with implementing our business plan that will require greater attention from our professional advisors, including the possibility of filing a registration statement on Form 10 or Form S-1 which would greatly increase costs associated with keeping compliant with reporting requirements.

Under Net Proceeds, we have based our calculation and division of funds on the current needs of the Company. However, our market place is constantly changing. Management may, depending on circumstances, be required to divert funds from one heading to another as the business demands. For example, successful drilling may require us to use more resources to complete wells and hire staff. Likewise, if our efforts to acquire leases are less fruitful than anticipated, we may divert funds to our consulting services.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

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DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price of $0.001 per share and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value at September 30, 2019 would have been $1,741,904 or $0.0007 per share, assuming the minimum offering price, and $19,741,904 or $0.008 per share assuming the maximum offering price. This represents an immediate increase in net tangible book value per share of $0.0007 or $0.008, respectively, to the existing stockholders and dilution in net tangible book value per share of $$0.0003 or $0.002, respectively, to new investors who purchase shares in the offering assuming maximum offering price.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions.

	Maximum Offering Price	Minimum Offering Price
Assumed public offering price per share	$0.01	$0.001
Net tangible book value per share at September 30, 2019	$(0.0000)	$(0.0000)
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.008	$0.0007
Adjusted net tangible book value per share after this offering	$0.008	$0.0007
Dilution in net tangible book value per share to new investors	$0.002	$0.0003

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MANAGEMENT’S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

Revenues

For the years ended December 31, 2018 and 2017, revenues were $24,500 and $0, respectively. The Company only commenced offering services to customers in late 2018. During the first six months of 2019, the Company generated revenues of $160,000. The Company’s revenues for all periods presented was generated from services related to electro-seismic imaging. The Company intends to generate revenues from oil and gas production, the sale of minerals, sale of imaging services, and overrides generated from customer production operations.

Revenues do not include the results of operations from the Company’s former business, which was disposed of in August 2019.

Expenses

Our total expenses for the year ended December 31, 2018 were $329,413, the Company’s first full year of operations, and consisted primarily of wages associated with research and development. For the first six months of 2019, expenses were $73,788, which included $22,000 of research and development and $46,250 in wages.

Liquidity and Capital Resources

As of December 31, 2018, the Company had total assets of $175,199 compared to total liabilities of $451,308, resulting in net deficit of $276,109. Total assets include $160,000 in oil and gas leases, which represents the acquisition cost, and $14.035 in other tangible fixed assets. Liabilities included $32,500 in accrued wages due to the Company’s Secretary/Treasurer and $418,808 in payables to related parties. Cash on hand at December 31, 2018 was $1,164, which is not sufficient to sustain operations. If additional capital is not raised, there is substantial doubt about the company’s ability to continue as a going concern.

Cash Flows

Cash flows from operations were $125 compared to ($273,484) for the year ended December 31, 2018 versus 2017, which is primarily the result of income or loss from operations.

Cash flows from investing activities were $-0- compared to ($174,035) for the year ended December 31, 2018 versus 2017, which is the result of equipment acquisitions.

Cash flows from financing activities were $-0- compared to $448,558 for the year ended December 31, 2018 versus 2017, which results from the sale of stock of $29,750 and related party borrowings of $418,808.

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RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

Revenues

For the three months ended September 30, 2019 and 2018, revenues were $5,000 and $20,000, respectively. The Company commenced offering services to customers in late 2018. During the first six months of 2019, the Company generated revenues of $160,000. The Company’s revenues for all periods presented was generated from services related to electro-seismic imaging. The Company intends to generate revenues from oil and gas production, the sale of minerals, sale of imaging services, and overrides generated from customer production operations. Revenues in the third quarter of 2019 were down from the prior quarter as surveying services are somewhat weather dependent in that maximum sunlight is required to accurate readings. Accordingly, revenues will be concentrated in the summer months.

For the nine months ended September 30, 2019 and 2018, revenues were $165,000 and $20,000, respectively. The Company commenced offering services to customers in late 2018. During the first six months of 2019, the Company generated revenues of $160,000. The Company’s revenues for all periods presented was generated from services related to electro-seismic imaging. The Company intends to generate revenues from oil and gas production, the sale of minerals, sale of imaging services, and overrides generated from customer production operations. Revenues are somewhat weather dependent in that maximum sunlight is required to accurate readings. Accordingly, revenues will be concentrated in the summer months.

Revenues do not include the results of operations from the Company’s former business, which was disposed of in August 2019.

Expenses

Our total expenses for the three months ended September 30, 2019 were $22,057 compared to $103,760 for the third quarter of 2018. The primary differences were a decrease in wages from $75,400 to $18,984 which was due to company restructuring, and Research and Development which decreased from $13,480 to $0. For the first nine months of 2019, expenses were $95,845 compared to $272,911 for the first nine months of 2018. The largest change was in wages, which decreased from $197,200 to $65,113. Wages decreased due to a change in management as the company shifted from research to operations.

Cash Flows

Cash flows from operations were ($59,733) compared to ($253,981) for the nine months ended September 30, 2019 versus 2018, which is primarily the result of income or loss from operations in 2018 and an increase in accounts receivable of $155,000 in 2019.

Cash flows from investing activities were ($12,500) compared to ($170,535) for the nine months ended September 30, 2019 versus 2018, which is the result of equipment acquisitions.

Cash flows from financing activities were $71,200 compared to $426,558 for the nine months ended September 30, 2019 versus 2018, which results from the sale of stock of $29,750 and related party borrowings of $396,808 in 2018 and $71,200 in related party borrowings in 2019.

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LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2018, the Company had total assets of $175,199 compared to total liabilities of $451,308, resulting in net deficit of $276,109. Total assets include $160,000 in oil and gas leases, which represents the acquisition cost, and $14.035 in other tangible fixed assets. Liabilities included $32,500 in accrued wages due to the Company’s Secretary/Treasurer and $418,808 in payables to related parties. Cash on hand at December 31, 2018 was $1,164, which is not sufficient to sustain operations.

As of September 30, 2019, the Company had total assets of $341,666 compared to total liabilities of $589,762, resulting in net deficit of $248,096. Total assets include $160,000 in oil and gas leases, which represents the acquisition cost, and accounts receivable of $155,000. Liabilities included $58,613 in accrued wages due to the Company’s officers, $490,000 in payables to related parties, and $41,141 in accounts payable assumed in the share exchange between Demand Brands, Inc. and GeoEnhanced Technologies, Inc. Cash on hand at September 30, 2019 was $131, which is not sufficient to sustain operations.

If additional capital is not raised, there is substantial doubt about the company’s ability to continue as a going concern.

PLAN OF OPERATION

The Company's long-term existence is dependent upon our ability to execute our operating plan and to obtain additional debt or equity financing to fund payment of obligations and provide working capital for operations. In August 2019, the Company acquired the operations of GeoEnhanced Technologies, Inc. This transaction resulted in a change in control of the Company as the prior management of Demand Brands resigned and new officers and directors were appointed. In addition, the Company sold its prior operations, which consisted of CBD edibles production and distribution, to the prior management of the Company in exchange for returning 5,000,000 shares of Series A preferred stock, 5,000,000 shares of Series C preferred stock and 100 shares of Series B preferred stock. The Company’s objective is to continue to build its consulting business engaged in seismic testing for the oil and gas industry. In addition, the Company is looking to acquire and develop its own oil and gas reserves. In the meantime, the Company endeavors to keep its overhead and operating costs low.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments.

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Revenue recognition

The Company derives its primary revenue from fees associated with performing seismic testing on underground reserves for third party customers. Revenues are recognized when the work is completed. In addition, the Company receives a percentage override ranging from 3-5% on gross oil and gas production from wells drilled based on its test data. Through September 30, 2019, no clients had commenced producing on wells for which the override would apply. Revenues from overrides will be recognized either as received or as reports detailing actual production are provided to the Company. The Company intends to acquire, drill and produce oil and gas leases using its technology to bolster the drilling success rates. Revenues from oil and gas will be recognized as production occurs. Proven reserves will be recorded and valued in accordance with generally accepted accounting principles. The Company intends to use the “successful efforts” method of accounting for exploration and drilling activities.

Intangible and Long-Lived Assets

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, “Property Plant and Equipment”, which establishes a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Goodwill is accounted for in accordance with ASC Topic 350, “Intangibles – Goodwill and Other”. We assess the impairment of long-lived assets, including goodwill and intangibles on an annual basis or whenever events or changes in circumstances indicate that the fair value is less than its carrying value. Factors that we consider important which could trigger an impairment review include poor economic performance relative to historical or projected future operating results, significant negative industry, economic or company specific trends, changes in the manner of our use of the assets or the plans for our business, market price of our common stock, and loss of key personnel. We have determined that there was no impairment of goodwill during 2013 or 2012. The share exchange did not result in the recording of goodwill and there is not currently any goodwill recorded.

Potential Derivative Instruments

We periodically assess our financial and equity instruments to determine if they require derivative accounting. Instruments which may potentially require derivative accounting are conversion features of debt and common stock equivalents in excess of available authorized common shares.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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BUSINESS

Demand Brands, Inc. is a Washington company established in 2005 and, through its wholly-owned subsidiary, is engaged in electro-seismic surveying in the oil and gas industry. The Company also owns a 300 acre oil lease in East Texas as part of an overall strategy to acquire, drill and produce oil utilizing its electro-seismic surveying technology to reduce the risk of drilling “dry holes” and maximizing the returns based on selective well placement. In August 2019, Demand Brands acquired all of the outstanding capital stock of GeoEnhanced Technologies, Inc. in a share exchange, the result of which was a change in control of the Company with GeoEnhanced becoming the successor issuer to Demand Brands for accounting and reporting purposes. Prior to share exchange with Geo, the Company was engaged in the production and distribution of CBD edibles for the consumer market. These operations were sold contemporaneous to the share exchange with Geo.

On August 31, 2019, Demand Brands, Inc. acquired GEOEnhanced Technologies, Inc. a South Dakota company headquartered in Athens, Texas, in a share exchange. GEOEnhanced became the controlling entity and elected to become the surviving company for accounting and reporting purposes. GEOEnhanced is engaged in both oil and gas exploration as well as using a proprietary electro-seismic technology to facilitate subsurface mapping to depths of 40,000 vertical feet. The company is positioned as service provider to the energy and mineral exploration industries where it charges fees plus revenue overrides for employing its technology to create seismic mapping. In addition, GEO is actively acquiring oil and gas production leases which it intends to map using its technology, drill exploratory wells to confirm the mapping, then either resell or further develop and produce the properties. For additional information, see the Company's website at www.geoenhanced.com.

The Company is not currently considered a shell. Prior to the acquisition of GeoEnhanced Technologies, Inc., operations have been limited since inception. From the period of the initial filing of Form 15c211 in February 2006 through December 31, 2010, there is no record of any filing with OTC Markets or the Commission. Thus, we are unable to determine whether or not the company was a shell during that period. Due to the prior lack of material operations and the absence of filings, we have taken the position that the Company should be considered to have been a shell at some point over the prior ten years. There has never been a filing in bankruptcy, or receivership. There is no pending or threatened legal action. There have not been any defaults on any notes, loans, leases or other obligations. The company’s stock has never been delisted by any securities exchange or by the OTC Bulletin Board. Since inception, there has been no forward splits of the company’s stock, stock dividend, recapitalization, or reorganization.

Products

GeoEnhanced Technologies' proprietary method of electro-seismic surveying technology conducts subsurface analysis that can be used to locate, identify, and quantify liquid and gaseous hydrocarbons, geothermal water, saltwater, and other minerals. What sets the technology apart is that the presence of fluids and gases is what is responsible for the generation of electro-seismic data. Not only can hydrocarbon formations be detected at levels as deep as 40,000 feet below the surface, but the technology also indicates the size of the formation and the flow of any liquid over time.

The technology is cost-effective to deploy because the survey process does not require drilling holes for dynamite placement or the use of expensive specialized Vibroseis (and Thumper) trucks and related equipment, which can cost millions of dollars.

This enhancement to older and proven seismic technology has enormous potential by greatly reducing the guesswork out of locating viable oil, gas and mineral deposits.

Seismic Technology

Using seismic technology to discover reserves is a proven technology used for decades in the oil and gas industry. Oil and natural gas is normally found in what are called “reservoir rocks.” These are rocks, including sandstone, that are uniquely suited to hold oil and natural gas between each of the grains of sand in the rock. The rocks are riddled with little pore spaces, similar to the pores in a sponge, that can hold onto these molecules. Using Seismic technology, oil and gas exploration companies (such as Chevron, Exxon, etc.) send sound waves deep into the earth and listen to them when they bounce back using sophisticated listening devices and even more sophisticated software to interpret the Seismic data collected. As the sound waves travel through rocks of different porosity, they speed up or slow down. Measuring these variations in speed, seismic technology can pinpoint the composition of the various strata.

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In essence, seismic surveys are a way to probe beneath the surface to "see" underlying features that make up the underground structure of a prospect. Such features can give companies a more astute indication if a prospect contains hydrocarbons. In addition to delineating subsurface structures, seismic data can be computer processed for 'attributes' such as Amplitude Versus Offset, or AVO, which can serve as a Direct Hydrocarbon Indicator. AVO shows the lithology and fluid content through variations in rocks, allowing geologists to model other fluid contents. DHI’s are as close to directly identifying oil or gas in the subsurface as geophysicists can get.

GeoEnhanced Electroseismic Data

The Company’s electro-seismic technology has the potential to eliminate dry hole costs for the energy industry and significantly reduce mineral exploration costs. Using older technology, it costs approximately $2 million to drill an exploratory well after imaging for reserves. Geo imaging more precisely identifies oil, gas and mineral reserves, which allows for reduced exploratory well drilling and costs and creates substantial savings to the end-user company.

Geo’s electroiseismic imaging is based upon Biot Wave Theory created as a secondary event after a high energy seismic event occurs (earthquake) to identify subsurface resistivity contrasts. Geo recreates a High Energy Seismic Event, directing P and S waves, Rayleigh Waves, Love Waves, and electro-seismic or Biot Waves that subsequently travel down the stratigraphic column. Hydrocarbon reservoirs are electrically resistive, so Geo’s technology causes a disruption between the contact of the atoms of the encasing rock and the substance trapped in pore spaces of the target formation. As the formation is slightly compressed from the waves striking it, a unique low energy signal is released for each substance present in the formation.

From the data Geo receives, the Company can immediately deduce the depth and thickness of the formation, type of deposit (precious metals, diamonds, oil), the type of solution or mix present in the formation (liquid petroleum or natural gas), water (saltwater, freshwater, geothermal water), and the relative charge, or pressure, of the formation.

Marketing

The Company uses an in-house sales force and intends to leverage its experience and reputation to attract new customers. Additional marketing will take place through trade shows, print and news, and direct contact with targeted producers.

Current Operations

From inception through 2018, the Company was primarily engaged in research and development including constructing additional operational imaging systems that can be deployed on an individual basis to multiple locations simultaneously. In that vein, the necessary operations and engineering personnel were hired and trained and multiple tests conducted. Income during this period was limited and primarily revolved around providing demonstrations to oil, gas and mineral commercial production companies. As with any new technology in these industries, proof of concept must be provided before significant contracts are awarded.

In mid-2019, the Company shifted towards income production while also continuing product improvements. Such improvements include shifting to an automatic, drone-based system so that can scan vast tracts of land without regard to physical obstructions such as fences, canyons, etc.

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Also in 2019, the Company began targeting prime mineral lease acreage prospects for acquisition in states such as Texas, New Mexico, Oklahoma, among other locations the company deems viable. Geo will use its electro-seismic technology to survey prospective leases in order to find those with the highest probability to produce in commercial quantities having the lowest production costs.

The Company is employing a three-prong revenue model:

•	Revenue generated from electro-seismic imaging services provided to third parties
•	Revenue from overrides from third parties resulting from oil/gas/mineral production on leases imaged using the Company’s technology
•	Revenue from operating the Company’s own mineral any hydrocarbon leases

Facilities

The Company’s offices are located in Athens, Texas, USA. The surrounding area is a target rich environment for necessary personnel to fulfill our business plan in addition to multiple large hydrocarbon formations. The office is located in areas of historic oil and gas production with quick access to many energy exploration and operating companies that are seen as potential customers.

The Company presently leases its offices under a month to month contract. It is anticipated that the Company will establish a permanent, leased office in the coming year in the immediate area.

Most of our outside business activity will be contracted through agents, contract employees and satellite offices once a project is commenced. We plan to lease all facilities at this time.

Personnel

We currently have six full-time employees with the balance of business activities being performed by outside consultants. Our business and financial plan calls for a total of up to 20 employees by the end of 2019, with the additions mostly including teams trained to operate the equipment to service customer accounts. All of the new hires will work out of the corporate headquarters and travel to client locations.

Our skilled labor will be mostly operations and finance. These skilled workers are readily available in the surrounding area.

In addition to the direct hire personnel we are projecting, we will outsource a large part of the engineering and research to qualified third parties who operating under strict non-disclosure, non-compete.

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MANAGEMENT

Demand Brands, Inc. is led Craig Fischer, who has a strong background in entrepreneurial businesses and the oil and gas industry:

Craig Fischer – President, Director

Mr. Fischer founded ValueCorp Trading Company LLC, an advisory company designed to assist public companies in all facets of the capital markets, where he has worked for the past twelve years. He consults on mergers, acquisitions and corporate structure. Mr. Fischer has personally helped varied companies in their communications and interactions with investors and capital groups. Prior to ValueCorp Mr. Fischer worked with numerous oil and gas companies in various capacities and localities. Mr. Fischer participated in the per-drilling funding of the first Barnett Shale wells near the Dallas Fort Worth airport in Texas. In time, Mr. Fischer was appointed President of a privately-owned oil and gas company.

Shannon Cravey - Director

Mr. Cravey has over 20 years’ experience in the oil and gas industry. He has experience running several multi-million dollar projects in various oil and gas leases across the state of Texas. He has managed multiple private salt water oil field disposal facilities and wells. He has extensive experience on work-over rigs, cranes, bulldozers, backhoes, wire line, cranes, diagnostic well analyzing equipment, logistic programs, and logging equipment. From 2012-2017, Mr. Cravey worked for Nortexas Well Service, LLC. Since mid-1017, he has worked for GeoEnhanced Technologies in lease acquisitions.

Richard Barber – Secretary, Treasurer, Director

Mr. Barber has been with GeoEnhanced since its inception in 2017. He is a senior financial executive who delivers bottom line business improvements by raising revenue, lowering expenses, and restructuring organizations. His experience includes: CFO of Bank of America’s retail stock brokerage business, CEO of a stock clearing firm which he sold to a larger stock clearing company, and CFO positions at other several other companies. He has been involved in real estate his entire career, including owning more than 100 multifamily units and negotiating for the purchase of 7 World Trade Center from Larry Silverstein. He has an MBA from Columbia University and is a Certified Public Accountant. Prior to working with GeoEnhanced, Mr. Barber was retired for the previous five years.

Adrian Garcia – Vice President – Science & Technology

Mr. Garcia has been with GeoEnhanced since its inception in 2017. Previously he worked for Midwest Operating LLC from 2012-2014, and Petrotech Oil and Gas, Inc., from 2014-2016. Mr. Garcia received his B.S in Geology from West Texas A&M University. He has worked as a geological consultant for various independent oil & gas companies and has experience working on drilling projects in the Bakken Shale in North Dakota, Texas and Oklahoma. Mr. Garcia possesses valuable field and management experience regarding all aspects of the energy and oil and gas industries. He is also a HAZWOPER 40HR Waste Site Worker 29CFR1910.120 certified, allowing him to work in any restricted or contaminated sites. He has been with the Company since inception and, working with the Company’s outside engineers, Mr. Garcia is the primary developer of Geo’s technology. He has successfully drilled multiple successful oil and gas wells and discovered over 100 million barrels in reserves in Texas using GeoEnhanced's electro-seismic technology.

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MANAGEMENT RELATIONSHIPS, TRANSACTIONS AND REMUNERATION

None of the company’s Officers, Directors, key personnel or principal stockholders are related by blood or marriage.

The Company has not made loans to and has not done business with any of its Officers, Directors, key personnel or 10% stockholders, or any of their relatives (or any entity controlled directly or indirectly by any such persons) within the last two years nor are there any plans to do so in the future except as follows:

•	The Company has engaged in several transactions with Reliable One Resources, a entity related through common ownership. As of December 31, 2018 and June 30, 2019, Reliable One had advanced a total of $395,735 and $456,935, respectively, to the Company for working capital purposes. These advances have been memorialized in a Note Payable dated June 30, 2019 which bears interest at the rate of twelve percent (12%) per annum and is payable on demand. During the six months ended June 30, 2019, the Company performed consulting services consisting of electro-seismic imaging on behalf of Reliable One for which it charged $150,000 that is reflected as Related Party Receivable on the balance sheet.

•	The Company has received period advances from one of its officers and directors for working capital purposes. As of December 31, 2017, December 31, 2018, and June 30, 2019, the Company owed this individual $945, $23,073, and $21,073, respectively.

None of the Company’s Officers, Directors, key personnel or 10% stockholders has guaranteed or co-signed any of the Company’s bank debt or other obligations.

The following table identifies all remuneration by the Company to Officers, Directors and key personnel for the last fiscal year:

	Cash	Other
Chief Executive Officer	$0	$0
Secretary/Treasurer	0	0
Vice President	65,000	0
Non-officer Director	72,000	0
Directors and Officers as a group (number of persons = 4)	$137,000	$0

The Company has an at-will employment agreement with Craig Fischer that pays him $80,000 per annum which commenced August 20, 2019 and is presently being accrued. Commencing August 1, 2019, non-employee directors are compensated $1,000 per month which is payable in either cash or common stock of the Company.

The Company does not presently have any employment contracts in place with its officers and directors apart from Mr. Fischer.

The Company does not have any outstanding warrants, option, or stock rights. The company Bylaws permit the granting or issuance of stock, options, or warrants to officers, directors and key personnel by the directors of the company without further shareholder approval.

The Company has executed non-compete agreements with all officers, directors and key personnel.

22

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of October 31, 2019, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Name of Individual	Class of shares	No. of Shares Now Held	% of Total(1)	No. of Shares After Offering	% of Total(2)
Directors and Officers:
Craig Fischer	Common	5,000,000	1.2%	5,000,000	*
Richard Barber	n/a	–	–	–	–
Adrian Garcia	n/a	–	–	–	–
Shannon Cravey	n/a	–	–	–	–
All directors and officers as a group	n/a	$–	$–	$–	$–

____________________________

* Less than 1%

(1)	Based on 431,424,670 shares issued and outstanding
(2)	Based on 2,431,424,670 shares issued and outstanding

23

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Common Stock -

Trading Symbol: DMAN

CUSIP:

Par value $0.0001

Registered Under Exchange Act: No

Regulatory Authority: None

List any restrictions on the transfer of security: None

Describe any trading suspension orders issued by the SEC in the past 12 months: None

Total authorized: 5,000,000,000 shares

Our common shares have no associated dividend or pre-emptive rights. Common shares have one vote per share on all shareholder matters. There are no other material rights of the common stockholders. There are no provisions in our charter or bylaws that would delay or prevent a change in control.

Preferred Stock

Number of preferred shares authorized to be outstanding: 100,000,000 shares. There are three classes of preferred stock current designated, as follows:

Exact title and class of securities outstanding: Series A Preferred Stock

CUSIP: None

Par or Stated Value: $.0001

Authorized: 10,000,000 shares

Issued and outstanding: 100,000 shares

The “Series A” Preferred shall not be entitled to receive any dividends. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holder of shares of the “Series A” Preferred Stock then outstanding shall be converted into common, if available and entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the number of common shares that would be issued on conversion. The outstanding shares of “Series A” Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of “Series A” Preferred Stock outstanding and as long as at least one of such shares of “Series A” Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the “Series A” Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of “Series A” Preferred Stock. The “Series A” Preferred is convertible at the option of the holder into that number of common shares equal to eighty percent (80%) of the total issued and outstanding common shares on a post-conversion basis.

Exact title and class of securities outstanding: Series B Stock

CUSIP: None

Par or Stated Value: $.0001

Authorized: 11,139 shares

Issued and Outstanding: 163 shares

24

Holders of “Series B” Preferred Stock may, at any time, convert their shares, in whole or in part, into shares of Common Stock at a rate of 2,500 per share. In August 2018, the Series B preferred designation was amended to a conversion rate of 2,500 per share from 2,500,000 per share, but this new conversion rate was not effective for shares of Series B Preferred already issued and outstanding on the date the amendment became effective. Of the 163 shares issued and outstanding, -0- shares are convertible into common stock at the new 2,500:1 rate. All certificates issued upon conversion shall contain a legend pursuant to rule 144 imposing restrictions on the sale of such shares.

Exact title and class of securities outstanding: Series C Stock

CUSIP: None

Par or Stated Value: $.0001

Authorized: 20,000,000

Issued and Outstanding: -0- shares

Holders of “Series C” Preferred Stock may, at any time, convert their shares, in whole or in part, into shares of Common Stock at a rate of $0.20 per share. All certificates issued upon conversion shall contain a legend pursuant to rule 144 imposing restrictions on the sale of such shares. Series C Preferred shares do not have voting rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holder of shares of the “Series C” Preferred Stock then outstanding are entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, a preference to all other classes of preferred and common stock at a value of $0.20 per share.

Limitations on Liability and Indemnification of Officers and Directors

Washington law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Washington law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Washington law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corp.

25

OFFERING PRICE FACTORS

The offering price of the stock sold hereunder has been determined solely based on a reasonable discount off the current bid price for our common stock as quoted on the Pink Sheets (symbol “MDMP”). The discount takes into account the company’s lack of liquidity over the preceding twelve months and the risk being assumed by purchasers of the stock.

Our net, after-tax loss for the last fiscal year was $304,913 ($10.32 per share based on 29,750 shares outstanding, $0.0007 per share based on 411,424,670 shares outstanding)

The net tangible book value of the Company as of the most recently completed quarter (06/30/2019) was $(189,897) or $(638) per share based on 29,750 shares outstanding and $(0.0005) per share based on 411,424,670. Total assets of $336,861 are offset by $478,008 in related party obligations arising from short-term working capital advances.

Given the negatives, and our lack of liquidity, management has determined that the offering price is reasonable. There have been no other share issuances (purchases or in exchange for services or debt) in the previous twelve months which can be used as a comparison.

Following this offering, the purchasers of these securities will hold approximately 83% of our total issued and outstanding common stock. However, the company has determined that no individual purchaser can acquire or hold more than 4.9% of our common stock on a post-purchase basis.

Following this offering, the total market capitalization of the company will be approximately $12,057,000 based on a total of 2,431,424,670 shares issued and outstanding and a current market price as quoted on Pink Sheets of $0.005 per share.

The company does not have any outstanding options, warrants or stock purchase rights and none are associated with this offering.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 2,431,424,670 outstanding shares of common stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about 40,000,000 shares immediately after this offering, assuming minimum offering size; or
•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

26

DESCRIPTION OF SECURITIES

The securities being offered hereby are:

[X] Common Stock

[_] Preferred or Preference Stock

[_] Notes or Debentures

[_] Units of two or more types of securities composed of: _____________________________________

[_] Other:_________________________________________________________________________________

These securities have:

Yes	No
[_]	[X]	Cumulative voting rights
[_]	[X]	Other special voting rights
[_]	[X]	Preemptive rights to purchase in new issues of shares
[_]	[X]	Preference as to dividends or interest
[_]	[X]	Preference upon liquidation
[_]	[X]	Other special rights or preferences (specify): ___________________________________

Are the securities convertible?        [_] Yes [X] No

There are no restrictions on dividends under any loan or other financing arrangements or otherwise.

Current amount of assets available for payment of dividends $-0-.

27

PLAN OF DISTRIBUTION

There are no selling agents or finders associated with this offering. All shares sold hereunder will be offered directly by the Company through our Chief Executive Officer:

Name: Craig Fischer

Address:

Telephone No.:

This offering is not limited to a special group, such as employees of the Company, nor limited to a certain number of individuals (as required to qualify under Subchapter S of the Internal Revenue Code) nor subject to any other limitations.

The proceeds raised from this offering will not be escrowed, but rather paid directly to the Company for its immediate use.

There will not be any resale restrictions placed on securities purchased under this offering; however, investors should be aware that unless the Company is able to complete a further public offering or the Company is able to be sold for cash or merged with a public company that their investment in the Company may be illiquid indefinitely. See Risk Factors, above.

LITIGATION

There is no current, pending, or threatened litigation involving the company, its officers or directors, or subsidiaries.

FEDERAL TAX ASPECTS

The Company does not file under subchapter “S”; therefore, there are no Federal Tax implications to investors in this offering resulting from the operating of the company.

MISCELLANEOUS FACTORS

None

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by __________________

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

28

DEMAND BRANDS, INC.

(dba)

GEOENHANCED TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2019

(Unaudited)

F-1

DEMAND BRANDS, INC.

DBA GEOENHANCED TECHNOLOGIES, INC.

BALANCE SHEETS

	September 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash	$131	1,164
Accounts Receivable	155,000	–
Total Current Assets	155,131	1,164

Fixed Assets
Capitalized Research & Development	12,500	–
Oil & Gas Leases	160,000	160,000
Vehicles and Equipment	14,035	14,035
Total Fixed Assets	186,535	174,035

Other Assets
Goodwill	–	–
Total Other Assets	–	–
Total Assets	$341,666	$175,199

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$41,141	$–
Accrued Wages	58,613	32,500
Payables to related parties	490,008	418,808
Total Current Liabilities	589,762	451,308
Long Term Liabilities
Total Liabilities	589,762	451,308

Stockholders' Equity
Preferred stock, authorized 200,000,000 shares, Series A, $0.0001 par value, 100,000 and 1,000,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	10	100
Preferred stock, authorized 100,000,000 shares, Series B $0.0001 par value, 200 and -0- shares issued and outstanding at September 30, 2019 and December 31, 2018	1	–
Common stock, authorized 500,000,000 shares, $0.0001 par value,411,454,320 and 29,750 issued and outstanding at September 31, 2019 and December 31, 2018	41,145	3
Additional paid in capital	(11,406)	29,647
Accumulated deficit	(277,846)	(305,859)
Total Stockholders' Equity	(248,096)	(276,109)
Total Liabilities and Stockholders' Equity	$341,666	$175,199

The accompanying notes are an integral part of these unaudited financial statements.

F-2

DEMAND BRANDS, INC.

DBA GEOENHANCED TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

	For the Quarter Ended September 30,		For the Nine Months September 30,
	2019	2018	2019	2018
NET REVENUES	$5,000	$20,000	$165,000	$20,000
COST OF REVENUES	–	–	–	–
GROSS PROFIT	5,000	20,000	165,000	20,000

COSTS AND EXPENSES
Professional services	1,750	568	1,750	2,882
Administrative salaries	18,984	75,400	65,113	197,200
R&D expense	–	13,480	22,000	38,980
General and administrative expense	1,323	14,312	6,982	33,849
Total Operating Expenses	22,057	103,760	95,845	272,911

(Loss) from continuing operations	(17,057)	(83,760)	69,155	(252,911)

Other Income (Expense)
Interest expense	–	–	–	–
Total other income (expenses)	–	–	–	–

Net Income (loss) before income taxes	(17,057)	(83,760)	69,155	(252,911)
Income taxes	–	–	–	–
Net Income (Loss)	$(17,057)	$(83,760)	$69,155	$(252,911)

Earnings (loss) per share;
Basic	$(0.00)	$(2.83)	$0.00	$(8.53)

Weighted average number of shares outstanding	137,151,440	29,647	45,049,743	29,647

The accompanying notes are an integral part of these financial statements.

F-3

DEMAND BRANDS, INC.

DBA GEOENHANCED TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net Income (Loss)	$69,155	$(252,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Activities and Liabilities
(Increase) decrease in accounts receivable	(155,000)	–
Increase (decrease) in accounts payable	–	(1,070)
Increase (decrease) in accrued wages	26,112	–
Net Cash Used in/by Operating Activities	(59,733)	(253,981)

Cash Flows from Investing Activities:
Capitalized research and development	–	–
Purchase of property and equipment	(12,500)	(170,535)
Net Cash Provided for Investing Activities	(12,500)	(170,535)

Cash Flows from Financing Activities
Common Stock Sold	–	29,750
Borrowing from related party	71,200	396,808
Net Cash Provided by Financing Activities	71,200	426,558

Net Increase (Decrease) in Cash	(1,033)	2,042
Cash at Beginning of Period	1,164	125
Cash at End of Period	$131	$2,167

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Taxes	$–	$–
Non-Cash Items
Payable acquired through share exchange	$41,141	$–
Stock issued in share exchange	$41,142	$–

The accompanying notes are an integral part of these financial statements.

F-4

DEMAND BRANDS, INC.

DBA GEOENHANCED TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

	Preferred A Stock		Preferred B Stock		Common Stock		Additional Paid-in	Retained	Total Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Beginning balance December 31, 2016	–	$–	–	$–	–	$–	$–	$–	$–

Shares issued for license agreement	1,000,000	100	–	–	–	–	–	–	100
Net Loss for year ended Dec 31, 2017	–	–	–	–	–	–	–	(945)	(945)
Balance December 31, 2017	1,000,000	$100			–	$–	$–	$(945)	$(845)

Shares issued for cash	–	–			29,650	3	29,647	–	29,650
Net Loss for year ended Dec 31, 2018	–	–			–	–	–	$(304,914)	$(304,914)
Balance December 31, 2018	1,000,000	$100	–	$–	29,650	$3	$29,647	$(305,859)	$(276,209)

Effect of share exchange	(900,000)	(90)	200	1	411,424,670	41,142	(41,053)	(41,142)	(41,142)
Net loss for nine months ended September 30, 2019	–	–			–	–	–	69,155	69,155

Balance September 30, 2019	100,000	$10	200	$1	411,454,320	$41,145	$(11,406)	$(277,846)	$(248,096)

The accompanying notes are an integral part of these financial statements.

F-5

DEMAND BRANDS, INC.

(dba)

GEOENHANCED TECHNOLOGIES, INC.

Notes to Financial Statements (Unaudited)

NOTE 1 -BASIS OF PRESENTATION

On August 31, 2019, Demand Brands, Inc. acquired a 100% ownership interest in GeoEnhanced Technologies, Inc., a South Dakota company, as part of a share exchange agreement. Under the terms of this agreement, the shareholders of GeoEnhanced Technologies became the majority shareholders of Demand Brands, Inc. and all officers and directors of Demand Brands resigned and were replaced by officers and directors appointed by GeoEnhanced Technologies. The prior operations and associated assets of Demand Brands were disposed of simultaneous to the closing of the share exchange with GeoEnhanced Technologies. As a result, this transaction qualified as a change in control of the Company with GeoEnhanced Technologies, Inc., electing to become the successor issuer to Demand Brands, Inc. for accounting and reporting purposes.

Consistent with reverse merger accounting, these Financial Statements consist of the operations of Demand Brands, Inc., dba GeoEnhanced Technologies, Inc., exclusive of the prior balances of Demand Brands, Inc. for all periods presented. In accordance with Generally Accepted Accounting Practices, the capital structure of GeoEnhanced Technologies, Inc., has been shown for all periods presented.

Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statement disclosure. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made.

Going concern

These unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continuing operations of the Company are dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed, there can be no assurance that capital will be available as necessary to meet the Company’s working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. Management intends to finance operating costs over the next twelve months with private placement of capital stock and loans.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying financial statements represent the results of operations for the three and nine months ended September 30, 2019. The Company has adopted the US dollar as the reporting currency for accounting and reporting purposes.

This summary of accounting policies for GeoEnhanced Technologies, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

F-6

Use of Estimates

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of operations for the year then ended. Actual results may differ from these estimates.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets, the fair value of financial instruments, the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Business Combinations and Acquisitions

The disclosure requirements for business combination and acquisitions are intended to enable users of financial statements to evaluate the nature and financial effects of:

•	A business combination that occurs either during the current reporting period or after the reporting period, but before the financial statements are issued
•	Adjustments recognized in the current reporting period that relate to business combinations that occurred in current and previous reporting periods
•	The nature of the relationship between the parent and a subsidiary or investee when the parent does not have 100 percent ownership or control

The Company discloses each material business combination in the period in which the business combination occurs. The Company also discloses information about acquisitions made after the balance sheet date, but before the financial statements are issued. Gains or losses arising from the deconsolidation of a business when the company loses control of that business are also disclosed. Acquisition costs incurred such as legal, advisory and consulting fees are expensed as incurred. In accordance with ASC 805-10-25-1, ASC 805-10-05-4 and IFRS 3.4, 5, the Company employs the Acquisition Method of accounting for routine acquisitions and combinations.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents.

Revenue recognition

The Company currently generates revenues from services related to performing electro-seismic mapping of oil, gas and mineral leases. Revenues are recognized when services are performed. Net sales are comprised of gross revenues less customer allowances that include costs associated with off-invoice markdowns and other price reductions.

F-7

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to deferred tax asset. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company assesses the recoverability of its long-lived assets by comparing the projected unaccounted net cash flows associated with the related long-lived asset or group of assets over the remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future accounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results;(ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Oil and Gas Accounting

The Company has chosen to use the Full Cost Accounting method for treating intangible drilling costs and the acquisition of mineral rights. These costs are capitalized based on their acquisition or actual costs and then depleted once production begins using the Units of Production method. Tangible drilling costs for both producing and non-producing wells are capitalized and depleted using the Units of Production method using total proven reserves.

F-8

NOTE 3 - COMMON STOCK

The total authorized common stock is 500,000,000 shares with $0.0001 par value.

During the year ended December 31, 2018, the Company issued a total of 29,750 shares of common stock for proceeds of $29,750.

In connection with the share exchange, the Company recorded the issued and outstanding common stock of Demand Brands have been shown as being a new issuance as of date of the share exchange. This resulted in the Company recording 431,424,670 in new shares being issued with $41,142 recorded to common stock, which was offset against additional paid in capital.

NOTE 4 – PREFERRED STOCK

The Company has two classed of preferred stock authorized and designated as Series A and Series B. As of December 31, 2018, and June 30, 2019, there were 200,000,000 shares of Series A Preferred Stock authorized, of which 1,000,000 shares were issued and outstanding as of December 31, 2018. In connection with the share exchange, the Company cancelled the 1,000,000 shares of Series A and reissued 100,000 shares. Combined, the Series A Preferred are convertible into 80% of the total issued and outstanding common stock with a number of votes equivalent to the shares into which the preferred is convertible.

As of September 30, 2019, there were 100,000,000 shares of Series B Preferred Stock authorized, of which 200 shares were issued and outstanding. These shares were issued by Demand Brands, Inc. in prior periods. Of the Series B Preferred stock, 135 shares can each convert into 2.5 million shares of common stock. The remaining shares Series B Preferred stock convert into 25,000 shares of common stock each. The outstanding shares of Series B Preferred are subject to lock up and leak out agreements that run through August 2020. The Series B Preferred does not have voting rights.

NOTE 5- RELATED PARTY TRANSACTIONS

The Company has engaged in several transactions with Reliable One Resources, a entity related through common ownership. As of December 31, 2018 and September 30, 2019, Reliable One had advanced a total of $395,735 and $468,935, respectively, to the Company for working capital purposes. These advances have been memorialized in a Line of Credit dated June 30, 2019 which bears interest at the rate of twelve percent (12%) per annum and is payable on demand. During the nine months ended September 30, 2019, the Company performed consulting services consisting of electro-seismic imaging on behalf of Reliable One for which it charged $150,000 that is reflected as Related Party Receivable on the balance sheet.

The Company has received period advances from one of its officers and directors for working capital purposes. As of December 31, 2018, and September 30, 2019, the Company owed this individual $23,073 and $21,073, respectively.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist through the date of this report.

F-9

DEMAND BRANDS, INC.

(dba)

GEOENHANCED TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

For the Years Ended December 31, 2017, and 2018

(Unaudited)

F-10

GEOENHANCED TECHNOLOGIES, INC.

BALANCE SHEETS

	December 31,	December 31,
	2017	2018
ASSETS
Current Assets
Cash	$125	$1,164
Accounts Receivable	–	–
Total Current Asset	125	1,164

Fixed Assets
Capitalized Research & Development	–	–
Property, plant and equipment, net	–	174,035
Total Fixed Assets	–	174,035

Other Assets
Note- GeoEnhanced	–	–
Total Other Assets	–	–
Total Assets	$125	$175,199

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$1,070	$–
Accrued Wages	–	32,500
Payables to related parties	–	418,808
Total Current Liabilities	1,070	451,308
Long Term Liabilities
Total Liabilities	1,070	451,308

Stockholders' Equity
Preferred stock, authorized 200,000,000 shares, Series A, $0.0001 par value, 1,000,000 shares issued and outstanding for all periods	100	100

Preferred stock, authorized 100,000,000 shares, Series B $0.0001 par value, -0- shares issued and outstanding for all periods	–	–

Common stock, authorized 500,000,000 shares, $0.0001 par value, 0, 29,750 and 29,750 issued and outstanding as of December 31, 2017, and December 31, 2018	–	3
Additional paid in capital	(100)	29,647
Accumulated deficit	(945)	(305,859)
Total Stockholders' Equity	(945)	(276,109)
Total Liabilities and Stockholders' Equity	$125	$175,199

The accompanying notes are an integral part of these unaudited financial statements.

F-11

GEOENHANCED TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS

	For the Year Ended December 2017	For the Year Ended December 2018
NET REVENUES	$–	$24,500
COST OF REVENUES	–	–
GROSS PROFIT	–	24,500

COSTS AND EXPENSES
Professional services	–	3,101
Administrative salaries	–	300,047
R&D expense	–	–
General and administrative expense	945	26,266
Total Operating Expenses	945	329,414

(Loss) from continuing operations	(945)	(304,914)

Other Income (Expense)
Interest expense	–	–
Total other income (expenses)	–	–

Net (loss) before income taxes	(945)	(304,914)
Income taxes	–	–
Net (Loss)	$(945)	$(304,914)

Earnings (loss) per share;
Basic	$–	$(10.32)

Weighted average number of shares outstanding	–	29,547

The accompanying notes are an integral part of these financial statements

F-12

RELIABLE ONE RESOURCES, INC.

STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	Dec 31, 2017	Dec 31, 2018

Cash Flows from Operating Activities:

Net Income (Loss)	$(945)	$(304,914)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:
(Increase) Decrease in accounts receivable	–	–
Increase (decrease) in accounts payable	1,070	(1,070)
Increase (decrease) in accrued expenses	–	32,500
Net Cash Used in/by Operating Activities	125	(273,484)

Cash Flows from Investing Activities:
Capitalized research and development	–	–
Purchase of property and equipment	–	(174,035)
Net Cash Provided for Investing Activities	–	(174,035)

Cash Flows from Financing Activities
Common Stock Sold	–	29,750
Borrowing from related party	–	418,808
Net Cash Provided by Financing Activities	–	448,558

Net Increase (Decrease) in Cash	125	1,039
Cash at Beginning of Period	–	125
Cash at End of Period	$125	$1,164

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest	$–	$–
Taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-13

GEOENHANCED TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

	Preferred Stock		Common Stock		Additional Paid-in	Retained	Total Stockholders
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Beginning balance December 31, 2016	–	$–	–	$–	$–	$–	$–

Shares issued for license agreement	1,000,000	100	–	–	(100)	–	–
Net Loss for year ended Dec 31, 2017	–	–	–	–	–	(945)	(945)
Balance December 31, 2017	1,000,000	$100	–	$–	$(100)	$(945)	$(945)

Shares issued for cash	–	–	29,650	3	29,647	–	29,650
Net Loss for year ended Dec 31, 2018	–	–	–	–	–	$(304,914)	$(304,914)
Balance December 31, 2018	1,000,000	$100	29,650	$3	$29,547	$(305,859)	$(276,209)

The accompanying notes are an integral part of these financial statements.

F-14

DEMAND BRANDS, INC.
(dba)
GEOENHANCED TECHNOLOGIES, INC.
Notes to Financial Statements
(Unaudited)

NOTE 1 -BASIS OF PRESENTATION

On August 31, 2019, Demand Brands, Inc. acquired a 100% ownership interest in GeoEnhanced Technologies, Inc., a South Dakota company, as part of a share exchange agreement. Under the terms of this agreement, the shareholders of GeoEnhanced Technologies became the majority shareholders of Demand Brands, Inc. and all officers and directors of Demand Brands resigned and were replaced by officers and directors appointed by GeoEnhanced Technologies. The prior operations and associated assets of Demand Brands were disposed of simultaneous to the closing of the share exchange with GeoEnhanced Technologies. As a result, this transaction qualified as a change in control of the Company with GeoEnhanced Technologies, Inc., electing to become the successor issuer to Demand Brands, Inc. for accounting and reporting purposes.

Consistent with reverse merger accounting, these Financial Statements consist of the operations of Demand Brands, Inc., dba GeoEnhanced Technologies, Inc., exclusive of the prior balances of Demand Brands, Inc. for all periods presented. In accordance with Generally Accepted Accounting Practices, the capital structure of GeoEnhanced Technologies, Inc., has been shown for all periods presented.

Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statement disclosure. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made.

Going concern

These unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continuing operations of the Company are dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed, there can be no assurance that capital will be available as necessary to meet the Company’s working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. Management intends to finance operating costs over the next twelve months with private placement of capital stock and loans.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying financial statements represent the results of operations for the years ended December 31, 2017 and 2018. The Company has adopted the US dollar as the reporting currency for accounting and reporting purposes.

This summary of accounting policies for GeoEnhanced Technologies, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

F-15

Use of Estimates

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and statement of operations for the year then ended. Actual results may differ from these estimates.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets, the fair value of financial instruments, the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Business Combinations and Acquisitions

The disclosure requirements for business combination and acquisitions are intended to enable users of financial statements to evaluate the nature and financial effects of:

•	A business combination that occurs either during the current reporting period or after the reporting period, but before the financial statements are issued
•	Adjustments recognized in the current reporting period that relate to business combinations that occurred in current and previous reporting periods
•	The nature of the relationship between the parent and a subsidiary or investee when the parent does not have 100 percent ownership or control

The Company discloses each material business combination in the period in which the business combination occurs. The Company also discloses information about acquisitions made after the balance sheet date, but before the financial statements are issued. Gains or losses arising from the deconsolidation of a business when the company loses control of that business are also disclosed. Acquisition costs incurred such as legal, advisory and consulting fees are expensed as incurred. In accordance with ASC 805-10-25-1, ASC 805-10-05-4 and IFRS 3.4, 5, the Company employs the Acquisition Method of accounting for routine acquisitions and combinations.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents.

Revenue recognition

The Company currently generates revenues from services related to performing electro-seismic mapping of oil, gas and mineral leases. Revenues are recognized when services are performed. Net sales are comprised of gross revenues less customer allowances that include costs associated with off-invoice markdowns and other price reductions.

F-16

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to deferred tax asset. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company assesses the recoverability of its long-lived assets by comparing the projected unaccounted net cash flows associated with the related long-lived asset or group of assets over the remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future accounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results;(ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Oil and Gas Accounting

The Company has chosen to use the Full Cost Accounting method for treating intangible drilling costs and the acquisition of mineral rights. These costs are capitalized based on their acquisition or actual costs and then depleted once production begins using the Units of Production method. Tangible drilling costs for both producing and non-producing wells are capitalized and depleted using the Units of Production method using total proven reserves.

F-17

NOTE 3 - COMMON STOCK

The total authorized common stock is 500,000,000 shares with no par value.

During the year ended December 31, 2018, the Company issued a total of 29,750 shares of common stock for proceeds of $29,750.

As of December 31, 2017, December 31, 2018, there were -0- and 29,750 shares of common stock issued and outstanding, respectively.

NOTE 4 – PREFERRED STOCK

The Company has two classed of preferred stock authorized and designated as Series A and Series B. As of December 31, 2017 and December 31, 2018 there were 200,000,000 shares of Series A Preferred Stock authorized, of which 1,000,000 shares were issued and outstanding for all periods presented. Each share of Series A Preferred has voting rights equal to five (5) shares of common stock and is convertible into five (5) of common stock.

As of December 31, 2017, December 31, 2018, there were 100,000,000 shares of Series B Preferred Stock authorized, of which no shares were issued and outstanding for all periods presented. Each share of Series B Preferred has voting rights equal to one share of common stock and can convert into one share of common stock.

NOTE 5- RELATED PARTY TRANSACTIONS

The Company has engaged in several transactions with Reliable One Resources, a entity related through common ownership. As of December 31, 2018, Reliable One had advanced a total of $395,735 to the Company for working capital purposes. These advances have been memorialized in a Note Payable dated June 30, 2019 which bears interest at the rate of twelve percent (12%) per annum and is payable on demand.

The Company has received period advances from one of its officers and directors for working capital purposes. As of December 31, 2017 and December 31, 2018, the Company owed this individual $945, and $23,073, respectively.

As of December 31, 2018, the Company owed $16,250 to Richard Barber, Company Chief Financial Officer, for services rendered. These amounts are recorded as accrued salary and wages.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist through the date of this

F-18

PART III — EXHIBITS

Item 1. Index to Exhibits

2.1*	Articles of Incorporation
2.2**	Bylaws of the Corporation
2.3	Securities Exchange Agreement
4.1	Subscription Agreement
12.1	Legal Opinion of Stephen Mills, Attorney at Law

*	Filed with the Company’s Form 1-A on November 8, 2019
**	Filed with the Company’s Form 1-A/A on February 10, 2020

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of Athens, State of Texas, on March 11, 2020.

(Exact name of issuer as specified in its charter)	DEMAND BRANDS, INC.

(Signature)	/s/ Craig Fischer
Craig Fisher

(Title)	President

(Date)	March 11, 2020

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Craig Fischer

Craig Fisher

March 11, 2020

III-2